EXHIBIT 2.1


                         AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of November 10, 2004 by and among VENTURE PACIFIC GROUP, INC, a Texas corporation (the "Company")and VPGI CORP. ("VPGI"), a Texas corporation, and its wholly-owned subsidiary, the VPG MERGER CORPORATION ("VPGMC"), a Texas corporation. VPGMC and VPGI are hereinafter collectively referred to as "Buyers." Collectively, the Company, along with VPGI and its subsidiary, VPGMC, may be referred to as "the parties."

                                   Recitals
                                   --------
 A.  VPGI  owns  all of the  issued and outstanding  shares of common  stock,
 $0.001 par  value per  share, of  the   VPG MERGER  CORPORATION (the  "VPGMC
 Shares").

 B. The VPG MERGER CORPORATION desires to acquire the Company in a statutory merger transaction pursuant to which VPGMC will merge with and into Company, with the Company remaining as the surviving corporation and a wholly-owned subsidiary of VPGI.

 C. It is intended that the Merger contemplated by this Agreement shall qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").


                                  Agreement
                                  ---------
      NOW, THEREFORE, to effect such reorganization and in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto do hereby represent, warrant, covenant and agree as follows:

                                  ARTICLE I
                                    MERGER

 1.1. The Merger. Upon the terms and conditions of this Agreement, at the Effective Time (as defined below) in accordance with the laws of the State of Texas, VPGMC shall be merged with and into Company (the "Merger"), and the separate existence of VPGMC shall thereupon cease. Company shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation"). The surviving corporation will be responsible for the payment of all fees and franchise taxes and that such surviving corporation will be obligated to pay such fees and franchises taxes if the same are not timely paid.

 1.2. Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as a certificate of merger is filed with the Secretary of State of the State of Texas (the "Merger Filings"). The Merger Filings shall be made as soon as practicable after the execution of this Agreement and the closing of the transactions contemplated by this Agreement in accordance with Section 1.7.

 1.3. Articles of Incorporation, By-laws and Board of Directors of Surviving Corporation. As a result of the Merger and at the Effective Time,

           (i) All the properties, rights, privileges, powers and franchises of the Company and VPGMC shall rest in the Surviving Corporation.

           (ii) The Articles of Incorporation of Company in effect immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided under Texas law.

           (iii) The By-laws of the Company in effect immediately prior to the Effective Time shall become the By-laws of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided by the Articles of Incorporation of the Surviving Corporation and Texas Law; and

           (iv) The Board of Directors of the Company as constituted immediately prior to the Effective Time shall be the Board of Directors of the Surviving Corporation.

 1.4.  Merger Consideration.

           (a) The consideration to be paid and delivered by the Buyer to the shareholders ("Merger Consideration") shall be one (1) share of VPGI par value $.001 common stock ("VPGI Common Stock" or VPGI Shares") for each ten
 (10) shares of Company par value $.001 common stock ("Company Common Stock" or "Company Shares").

           (b) At the Effective Time, by virtue of the Merger and without any action on the part of the shareholders, the shareholders shall be entitled to receive the Merger Consideration as their interests may appear.

           (c) As a result of the Merger and without any action on the part of the holder thereof, as soon as practicable after the Effective Time all Company Shares shall be transferred to VPGI, and each holder of Company Shares shall thereafter cease to have any rights with respect to such securities, except the right to receive the Merger Consideration in accordance with this Section 1.4 upon the surrender of a certificate ("Certificate") representing such Company Shares.

           (d) Each Company Share, if any, issued and held in the Company's treasury at the Effective Time shall, by virtue of the Merger, be transferred to VPGI.

           (e) The Merger Consideration shall be represented by the VPGI Shares, which have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are subject to sale restrictions thereunder. Such restrictions shall be made in the form of a restrictive legend placed on the VPGI Shares.

 1.5. Exchange of Certificates. As soon as practicable after the Effective Time and upon completion of the Merger contemplated by herein, the Surviving Corporation shall mail or make delivery to each selling shareholder a (i) form letter of transmittal setting forth the instructions for the delivery of the Certificates representing the Company Shares. Upon surrender of the Certificates representing all of the Company Shares held by each shareholder together with such letter of transmittal, duly executed, and such other customary documentation as may be required pursuant to such instructions, the holder of the Company Shares shall be entitled to receive VPGI Shares in a manner and amount as described herein.

 Until surrendered in accordance with the provisions of this Section 1.5, each Certificate shall represent for all purposes only the right to receive the Merger Consideration contemplated hereunder. In the event that any Certificate shall have been lost, stolen or destroyed, the Buyers will pay the Merger Consideration upon the delivery of a duly executed affidavit of that fact by the holder claiming such Certificate to be lost, stolen or destroyed and, if required by the Buyers, reasonable indemnification against any claim that may be made against the Buyers with respect to such Certificate.

 1.6. Fractional Shares. Fractional shares of VPGI Common Stock, if any, resulting from the Merger shall be rounded up to the next whole share and issued to any holder thereof.

 1.7. Mechanics of Closing Merger. Subject to the terms and conditions set forth herein, the Merger Agreement shall be executed and it or Articles of Merger or a Certificate of Merger shall be filed with the Secretary of State of the State of Texas within ten (10) business days following the satisfaction or waiver of all conditions precedent set forth in this Agreement or on such other date as may be agreed to by the parties (the "Closing Date"). Each of the parties agrees to use its best efforts to cause the Merger to be completed as soon as practicable. The Closing Date of the transactions contemplated hereby shall occur as soon as practicable, but in no event later than November 15, 2004, by facsimile or as the parties may otherwise agree.

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES
                                  OF COMPANY

 Company represents and warrants as follows:

 2.1. Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of common stock, $.001 par value per share, of which shares 7,700,000 are issued and outstanding. All of Company's Shares are duly authorized, validly issued, fully paid, and nonassessable. All of Company's Shares are owned of record and beneficially in the amounts and percentages set forth in Schedule 2.1. None of the shares of Company were issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any person or entity.

 2.2.  No Liens on Shares.  Intentionally omitted.

 2.3. Other Rights to Acquire Capital Stock. There are no authorized or outstanding warrants, options, or rights of any kind to acquire from Company any equity or debt securities of Company or securities convertible into or exchangeable for equity or debt securities of Company and there are no shares of capital stock of Company reserved for issuance for any purpose nor any contracts, commitments, understandings or arrangements which require Company to issue, sell or deliver any additional shares of its capital stock.

 2.4. Due Organization. Company is duly organized, validly existing, and in good standing under the laws of the State of Texas and has full corporate power and authority to carry on business as now conducted and as proposed to be conducted through the Merger. Complete and correct copies of the Articles of Incorporation and Bylaws of Company, and all amendments thereto, have been heretofore delivered to the Buyer. Company is qualified to do business in each jurisdiction in which the nature of its business or the ownership of its properties requires such qualification except where the failure to be so qualified does not, and would not be reasonably expected to, have a Material Adverse Effect on the business, business prospects, properties or assets of Company. As used in this Agreement, "Material Adverse Effect" means any material adverse change in or effect on condition (financial or otherwise), operating results, business, properties, assets, liabilities, operations or prospects, or any material adverse change in revenues, costs, backlog or relations with employees, agents, customers or suppliers, whether attributable to a single circumstance or event or an aggregation of circumstances or events.

 2.5. Subsidiaries. Except as provided in Schedule 2.5, the Company has no subsidiaries or any direct or indirect ownership interests in any person, business, corporation, partnership, association, joint venture, trust, or other entity.

 2.6. Due Authorization. Company has full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Company. This Agreement has been duly and validly executed and delivered by Company and constitutes the valid and binding obligations of Company, enforceable against Company in accordance with its terms. The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates, or other documents contemplated hereby) by Company do not
 (a) violate any federal, state, county, or local law, rule, or regulation or any decree or judgment of any court or governmental authority applicable to Company or its property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any agreement to which Company is a party, or by which Company or any its property is bound,
 (c) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by the property of, Company, or (d) violate or conflict with any provision of the charter or bylaws (or equivalent constitutive documents) of Company.

 2.7. Financial Statements. Financial statements of Company have been made available to VPGI. The financial statements are materially true and complete, have been prepared from the books and records of Company in accordance with GAAP consistently applied, and maintained throughout the periods indicated, and fairly present the financial condition of Company as at its respective dates and the results of operations for the periods covered thereby, including but not limited to, reflecting all reserves necessary to correctly present the appropriate value of assets and all accruals necessary to record all contingent and accrued liabilities.

 2.8.  Absence of Changes or Events.  Intentionally omitted.

 2.9. Properties. Except for liens held by Trident Growth Fund, LP, Company's real and personal properties, if any, are free and clear of liens, security interests, claims, rights of another, and encumbrances ("Liens"). The physical properties of Company, including the real properties leased by Company, if any, are in good operating condition and repair, normal wear and tear excepted, and are free from any defects of a material nature. Company has full and unrestricted legal and equitable title to all such properties and assets. The operation of the properties and business of Company in the manner in which they are now and have been operated does not violate any zoning ordinances, municipal regulations, or other rules, regulations, or laws, except for any such violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the business or property of Company. No covenants, easements, rights-of-way, or regulations of record impair the uses of the properties of Company for the purposes for which they are now operated.

 2.10. Licenses and Permits. There are no federal, state, county, and local governmental licenses, certificates, registrations, authorizations or permits (collectively, "Authorizations") held or applied for by Company. No Authorization is required from any federal, state, county, or local government agency or body thereof in connection with the conduct of the Business of Company which Authorization, if not obtained, would reasonably be expected to have a Material Adverse Effect on the business or properties of Company.

 2.11. Patents; Trademarks.

           (a) (i) Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property (as defined herein) necessary for the operation of the Business of Company as presently conducted; (ii) each item of Intellectual Property owned or used by Company and necessary for the operation of the Business of Company immediately prior to the Effective Time hereunder will be owned or available for use by Company on identical terms and conditions immediately subsequent to the Effective Time hereunder. "Intellectual Property" shall mean all (a) patents and patent rights, (b) trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, trade dress, logos, and corporate names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) trade secrets and confidential information, including formulas, compositions, inventions (whether or not patentable), know-how, processes, techniques, research, designs, drawings, specifications, plans, technical data, and financial, marketing, and business information (including pricing information, business and marketing plans and customer and supplier lists and information), (e) other proprietary intellectual property rights and (f) computer programs, software, documentation, data, training manuals and related materials.

           (b) (i) Company has not knowingly infringed upon or otherwise violated any Intellectual Property rights of third parties; (ii) Company has not received any charge, complaint, claims, demand, or notice alleging any such infringement or violation (including any claim that Company must license or refrain from using any Intellectual Property rights of any third party); and (iii) to Company's knowledge, no third party has infringed upon or otherwise violated any Intellectual Property rights of Company.

           (c) With respect to each item of Intellectual Property required to be identified and with respect to each material item of copyrightable Intellectual Property (whether or not identified):

           (i) Company possesses all right, title, and interest in and to the item, free and clear of any lien, license, or other restriction;

           (ii) The item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

           (iii) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Company, threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

           (iv)  Company has never agreed or  been required to indemnify  any
           person   for   or   against   any   interference,    infringement,
           misappropriation, or other conflict with respect to the item.

           (d) With respect to each item of Intellectual Property:

           (i) The license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

           (ii) The license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Effective Time;

           (iii) Company is not, and to Company's knowledge, no other party is in breach or default of the license, sublicense, agreement, or permission and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

           (iv)  No  party  to   the  license,   sublicense,  agreement,   or
           permission has repudiated any provision thereof;

           (v) With respect to each sublicense, to Company's knowledge, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

           (vi) To Company's knowledge, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

           (vii) To Company's knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property;

           (viii) Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

           (ix) No such licenses, agreements or permissions commit Company to continued maintenance, support, improvement, upgrade or similar obligation with respect to any of Company's Intellectual Property which obligation cannot be terminated by Company upon notice of ninety (90) days or less.

 2.12. Compliance with Laws and Other Instruments. (i) Company is in substantial compliance with the provisions of all laws, rules, regulations, ordinances, orders, judgments and decrees (collectively, "Laws") in connection with its business and all Authorizations are in full force and effect, (ii) the Company has substantially complied with all Laws now applicable to its business, properties or operations as presently conducted and (iii) the Company have not been issued any citations, notices or orders of non-compliance under any Law within the three-year period immediately preceding the Effective Time. Neither the ownership nor use of Company's properties nor the conduct of its business conflicts with the rights of any other person, firm or corporation, violates or, with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its Articles of Incorporation or Bylaws, or equivalent constitutive documents, as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which Company is a party or by which it may be bound or affected. Company is not aware of any proposed Law, governmental taking, condemnation or other proceeding which would be applicable to Company's Business, operations or properties and which might reasonably be expected to have a Material Adverse Effect on Company either before or after the Effective Time. No consent, qualification, order, approval or authorization of, or filing with, any governmental authority is required in connection with Company's execution, delivery and performance of this Agreement and the consummation of any transaction contemplated hereby.

 2.13. Insurance. Company has made available to Buyer a list of all policies of fire, liability, or other forms of insurance and all fidelity bonds held by or applicable to Company. Except for standard worker's compensation audits concerning the number of personnel employed during the fiscal period covered by Company's worker's compensation insurance policy, no event relating to Company has occurred which will result in a retroactive material upward adjustment of premiums under any insurance policies, or which is likely to result in any material prospective upward adjustment in such premiums. All insurance policies, if any, will remain in full force and effect following the Merger.

 2.14. Employee Benefits. (a) With respect to any Company Employee, Company currently does not have, and has never had, any Employee Plans covering persons currently or formerly employed by Company ("Company Employees"). The term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life (including, without limitation, any individual life insurance policy under which any Company Employee is the named insured and as to which Company makes premium payments, whether or not Company is the owner, beneficiary or both of such policy), death benefit, group insurance, profit-sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, or other employee benefit plan, trust, arrangement, agreement, policy or commitment (including, without limitation, any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Company Pension Plan"), and any employee welfare benefit plan as defined in Section 3(1) of ERISA ("Company Welfare Plan")), whether or not any of the foregoing is funded or insured and whether written or oral, which is intended to provide or does in fact provide benefits to any or all current Company Employees, and (i) to which Company is party or by which Company (or any of the rights, properties or assets of Company) is bound,
 (ii) with respect to which Company has made any payments, contributions or commitments, or may otherwise have any liability (whether or not the Company still maintains such plan, trust, arrangement, contract, agreement, policy or commitment) or (iii) under which any current director, Employee or agent of Company is a beneficiary as a result of his employment or affiliation with Company.

 2.15. Contracts and Agreements. Company is not and, to the best knowledge of Company, no other party thereto is in breach or default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a breach or default) under any Company contracts ("Contract"), if any, no party has repudiated any such Contract and has not waived any right under any of the Contracts. Company has not guaranteed any obligations of any other person or entity. Company has no unfulfilled obligations or commitments (written or oral) under contracts with its customers for which payment has already been received, except returns in the normal course of business.

 2.16. Claims and Proceedings. There are no actions, suits, legal or administrative proceedings or investigations pending or, to the knowledge of Company, threatened, against or relating to Company, its officers, directors or employees, its properties, assets or business or the transactions contemplated by this Agreement, and Company does not know of, nor has any reason to be aware of, any basis for the same.

 2.17. Taxes. Company has duly and timely filed with the appropriate United States, state and local government agencies, and with the appropriate political subdivisions thereof, all Tax Returns (as hereinafter defined) required to be filed in respect of any Taxes (as hereinafter defined); such Tax Returns are materially true, accurate and complete; and Company has timely paid all Taxes which are due and payable. Company has made all withholding of Taxes required to be made under all applicable statutes and regulations and such withholdings have either been paid to the appropriate governmental agencies or set aside in accounts for such purposes or been accrued, reserved against and entered upon the appropriate books of Company. Company has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes. For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, use, transfer, license, payroll, franchise, social security and unemployment taxes imposed or required to be withheld by the United States, any state or local government, any foreign government or any subdivision or agency; and such term shall include any interest, penalties and additions to tax. For purposes of this Agreement, the term "Tax Return" shall mean any report, return, information return or other information required to be supplied to a taxing authority in connection with taxes. Company has made available to Buyers true and complete copies of all Tax Returns for all periods open under the applicable statute of limitations. Company is not required to make any adjustments under Section 481(a) of the Code by reason of a change of accounting method or otherwise. No consent under Section 341(f) of the Code has been filed with respect to Company. Company (i) has never been a member of an affiliated group filing a consolidated federal income tax return and (ii) have never been a member of any consolidated, combined or unitary group for state, local or foreign tax purposes. There is no material dispute or claim concerning any liability for Taxes of Company either raised or expected to be raised by any taxing authority.

 2.18. Personnel. All current and former (terminated within twelve (12) months of the date hereof) members of management, key personnel and consultants of Company have executed and delivered to Company a confidential information agreement restricting such person's right to disclose confidential information of Company. The employee relations of Company are good and there is no pending or, to the best knowledge of Company, threatened labor dispute or union organization campaign. As of the Effective Time, none of the employees of Company, if any, is represented by any labor union or organization. Company is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor practices.

 2.19. Business Relations. Based solely on the historical operation of the business and the facts which exist immediately prior to the Effective Time, including but not limited to the ownership of all of the capital stock of Company, Company does not have any reason to believe any customer or supplier of Company has any intention as of the Effective Time to cease doing business with Company in the same manner and at the same level as previously conducted with Company.

 2.20. Accounts Receivable. All of the accounts, notes, and loans receivable, if any, that have been recorded on the books of Company are bona fide and represent amounts validly due for goods sold or services rendered. Except for the lien held by Trident Growth Fund, LP (a) all of such accounts, notes, and loans receivable are free and clear of any security interest, lien, encumbrance, or other charge; (b) none of such accounts, notes, or loans receivable is subject to any offsets or claims of offset; and (c) none of the obligors of such accounts, notes, or loans receivable has given notice that it will or may refuse to pay the full amount or any portion thereof. Except for Company's allowance for bad debts or anticipated credits due customers as noted in its Financial Statements, all of such accounts, notes and loans receivable are collectible within 90 days of their respective due date.

 2.21. Bank Accounts. Company has made available to Buyer a list of all banks or other financial institutions with which Company has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

 2.22. Agents. Company has not designated or appointed any person or other entity to act for it or on its behalf pursuant to any power of attorney or agency which is presently in effect.

 2.23. Warranties. Except for warranty claims that are typical and in the ordinary course of Company's business, there is no outstanding claim against Company for breach of product or service warranty to any customer. To the best knowledge of Company, no state of facts exists, and no event has occurred, which may form the basis of any present claim against Company for liability on account of any express or implied warranty to any third party in connection with products sold or services rendered by Company.

 2.24. Brokers. The Company has not engaged, or caused to be incurred any liability to any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

 2.25. Interest in Competitors, Suppliers, Customers, Etc. No officer or director of Company or any affiliate of any such officer, director, or shareholder, has any ownership interest in any competitor, supplier, or customer of Company (other than ownership of securities of a publicly-held corporation of which such person owns, or has real or contingent rights to own, less than one percent of any class of outstanding securities) or any property used in the operation of the business of Company other than the personal property assets owned by Company to be contributed as of the Closing.

 2.26. Indebtedness To and From Officers, Directors, Shareholders, and Employees. Except for the outstanding debt to Trident Growth Fund, LP, there is no indebtedness of Company to or from officers, directors, shareholders, and employees of Company, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of the Business of Company and consistent with its past practices.

 2.27. Undisclosed Liabilities. Except as otherwise disclosed in this Agreement, or otherwise in writing, Company has no material liabilities (whether absolute, accrued, contingent or otherwise), of a nature required by GAAP applied on a consistent basis to be reflected on a corporate balance sheet or disclosed in the notes thereto, except such liabilities which are accrued or reserved against in the Balance Sheets or disclosed in any notes thereto.

 2.28. Environmental Matters. Company has conducted its Business and is in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental laws, regulations, orders, permits, licenses, approvals, ordinances and directives including the Clean Air Act, the Clean Water Act, the Resources Conservation and
 Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Occupational Health and Safety Act, the Toxic Substances Control Act and any similar state or local law (collectively, "Environmental Obligations") and all other federal, state or local regulations, except where failure to comply would not reasonably be expected to have a Material Adverse Effect on the Business or Properties of Company. No claim has been made by any governmental authority (and to the best of the knowledge of Company, no such claim is anticipated) to the effect that the Business conducted by Company fails to comply with any Environmental Obligation.

 2.29. Information Furnished. Company has made available to Buyer true and correct copies of all corporate records of Company and all agreements, documents, and other items listed on the Schedules to this Agreement or referred to in Article II of this Agreement and neither this Agreement, the Schedules hereto, nor any information, instrument, or document delivered to Buyer pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

                                 ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                                   OF VPGI

 VPGI represents and warrants as follows:

 3.1. Capitalization. The authorized capital stock of VPGI consists of 80,000,000 shares of common stock, $0.001 par value per share, of which shares approximately 5,242,120 are issued and outstanding as of November 1, 2004 and 1,000,000 shares of preferred stock of which 30,218 are issued and outstanding as of November 1, 2004. All of VPGI's Shares are duly authorized, validly issued, fully paid, and nonassessable. All of VPGI's Shares are owned of record and beneficially in the amounts and percentages set forth in VPGI's periodic reports filed with the Securities and Exchange Commission. None of the shares of VPGI were issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any person or entity.

 3.2.  No Liens on Shares.  Intentionally omitted.

 3.3.  Other Rights  to  Acquire Capital  Stock.    Except as  set  forth  in
 Schedule 3.3 and as may be set forth in VPGI's periodic reports filed with the Securities and Exchange Commission, there are no authorized or outstanding warrants, options, or rights of any kind to acquire from VPGI any equity or debt securities of VPGI or securities convertible into or exchangeable for equity or debt securities of VPGI, and there are no shares of capital stock of VPGI reserved for issuance for any purpose nor any contracts, commitments, understandings or arrangements which require VPGI to issue, sell or deliver any additional shares of its capital stock.

 3.4. Due Organization. VPGI is duly organized, validly existing, and in good standing under the laws of the State of Texas and has full corporate power and authority to carry on business as now conducted and as proposed to be conducted through the Merger. Complete and correct copies of the Articles of Incorporation and Bylaws of VPGI, and all amendments thereto, have been made available to the Company. Except as set forth in Schedule 3.4, VPGI is qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership of its properties requires such qualification except where the failure to be so qualified does not, and would not be reasonably expected to, have a Material Adverse Effect, on the business, business prospects, properties or assets of VPGI.

 3.5. Subsidiaries. Except as provided in Schedule 3.5, VPGI has no subsidiaries or any direct or indirect ownership interests in any person, business, corporation, partnership, association, joint venture, trust, or other entity.

 3.6.  Due Authorization.    VPGI has  full power and  authority to  execute,
 deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of VPGI. This Agreement has been duly and validly executed and delivered by VPGI and constitutes the valid and binding obligations of VPGI, enforceable against VPGI in accordance with its terms. The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates, or other documents contemplated hereby) by VPGI do not
 (a) violate any federal, state, county, or local law, rule, or regulation or any decree or judgment of any court or governmental authority applicable to VPGI or its property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any agreement to which VPGI is a party, or by which VPGI or any its property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by the property of, VPGI, or (d) violate or conflict with any provision of the charter or bylaws (or equivalent constitutive documents) of VPGI.

 3.7. Financial Statements. Financial Statements (as hereinafter defined) of VPGI have been made available to Company. Financial Statements included in VPGI's periodic reports filed with the Securities and Exchange Commission and the notes thereto shall be referred to herein as the "Financial Statements." The Financial Statements are materially true and complete, have been prepared from the books and records of VPGI in accordance with GAAP consistently applied, and maintained throughout the periods indicated, and fairly present the financial condition of VPGI as at its respective dates and the results of operations for the periods covered thereby, including but not limited to, reflecting all reserves necessary to correctly present the appropriate value of assets and all accruals necessary to record all contingent and accrued liabilities.

 3.8.  Absence of Changes or Events.  Intentionally omitted.

 3.9. Properties. Except as set forth in VPGI's periodic reports filed with the Securities and Exchange Commission, VPGI has no interest in real property (including, without limitation, leasehold interests) or personal property utilized in the conduct of its business.

 3.10. Licenses and Permits. There are no federal, state, county, and local governmental licenses, certificates, registrations, authorizations or permits (collectively, "Authorizations") held or applied for by VPGI. No Authorization is required from any federal, state, county, or local government agency or body thereof in connection with the conduct of the Business of VPGI which Authorization, if not obtained, would reasonably be expected to have a Material Adverse Effect on the business or properties of VPGI.

 3.11. Patents; Trademarks.

           (a) (i) VPGI owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property (as defined herein) necessary for the operation of the Business of VPGI as presently conducted; (ii) each item of Intellectual Property owned or used by VPGI and necessary for the operation of the Business of VPGI immediately prior to the Effective Time hereunder will be owned or available for use by VPGI on identical terms and conditions immediately subsequent to the Effective Time hereunder. "Intellectual Property" shall mean all (a) patents and patent rights, (b) trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, trade dress, logos, and corporate names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) trade secrets and confidential information, including formulas, compositions, inventions (whether or not patentable), know-how, processes, techniques, research, designs, drawings, specifications, plans, technical data, and financial, marketing, and business information (including pricing information, business and marketing plans and customer and supplier lists and information), (e) other proprietary intellectual property rights and (f) computer programs, software, documentation, data, training manuals and related materials.

           (b) (i) VPGI has not knowingly infringed upon or otherwise violated any Intellectual Property rights of third parties; (ii) VPGI has not received any charge, complaint, claims, demand, or notice alleging any such infringement or violation (including any claim that VPGI must license or refrain from using any Intellectual Property rights of any third party); and (iii) to VPGI's knowledge, no third party has infringed upon or otherwise violated any Intellectual Property rights of VPGI.

           (c) With respect to each item of Intellectual Property required to be identified and with respect to each material item of copyrightable Intellectual Property (whether or not identified):

           (i) VPGI possesses all right, title, and interest in and to the item, free and clear of any lien, license, or other restriction;

           (ii) The item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

           (iii) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of VPGI, threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and
           (iv) VPGI has never agreed or been required to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

           (d) With respect to each item of Intellectual Property:

           (i) The license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

           (ii) The license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Effective Time;

           (iii) VPGI is not, and to VPGI's knowledge, no other party is in breach or default of the license, sublicense, agreement, or permission and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

           (iv)  No  party  to   the  license,   sublicense,  agreement,   or
           permission has repudiated any provision thereof;

           (v) With respect to each sublicense, to VPGI's knowledge, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

           (vi) To VPGI's knowledge, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

           (vii) To VPGI's knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property;

           (viii) VPGI has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

           (ix) No such licenses, agreements or permissions commit VPGI to continued maintenance, support, improvement, upgrade or similar obligation with respect to any of VPGI's Intellectual Property which obligation cannot be terminated by VPGI upon notice of ninety (90) days or less.

 3.12. Compliance with Laws and Other Instruments. (i) VPGI is in substantial compliance with the provisions of all laws, rules, regulations, ordinances, orders, judgments and decrees (collectively, "Laws") in connection with its business and all Authorizations are in full force and effect, (ii) VPGI has substantially complied with all Laws now applicable to its business, properties or operations as presently conducted and (iii) VPGI has not been issued any citations, notices or orders of non-compliance under any Law within the three-year period immediately preceding the Effective Time. Neither the ownership nor use of VPGI's properties nor the conduct of its business conflicts with the rights of any other person, firm or corporation, violates or, with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its Articles of Incorporation or Bylaws, or equivalent constitutive documents, as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which VPGI is a party or by which it may be bound or affected. VPGI is not aware of any proposed Law, governmental taking, condemnation or other proceeding which would be applicable to VPGI's Business, operations or properties and which might reasonably be expected to have a Material Adverse Effect on VPGI either before or after the Effective Time. No consent, qualification, order, approval or authorization of, or filing with, any governmental authority is required in connection with VPGI's execution, delivery and performance of this Agreement and the consummation of any transaction contemplated hereby.

 3.13. Insurance. VPGI has made available to Company a list of all policies of fire, liability, or other forms of insurance and all fidelity bonds held by or applicable to VPGI, if any. Except for standard worker's compensation audits concerning the number of personnel employed during the fiscal period covered by VPGI's worker's compensation insurance policy, no event relating to VPGI has occurred which will result in a retroactive material upward adjustment of premiums under any such insurance policies, or which is likely to result in any material prospective upward adjustment in such premiums.

 3.14. Employee Benefits.

           (a) Schedule 3.14 lists all Employee Plans covering persons currently or formerly employed by VPGI ("VPGI Employees"). The term "VPGI Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life (including, without limitation, any individual life insurance policy under which any VPGI Employee is the named insured and as to which VPGI makes premium payments, whether or not VPGI is the owner, beneficiary or both of such policy), death benefit, group insurance, profit-sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, or other employee benefit plan, trust, arrangement, agreement, policy or commitment (including, without limitation, any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("VPGI Pension Plan"), and any employee welfare benefit plan as defined in Section 3(1) of ERISA ("VPGI Welfare Plan")), whether or not any of the foregoing is funded or insured and whether written or oral, which is intended to provide or does in fact provide benefits to any or all current VPGI Employees, and (i) to which VPGI is party or by which VPGI (or any of the rights, properties or assets of VPGI) is bound, (ii) with respect to which VPGI has made any payments, contributions or commitments, or may otherwise have any liability (whether or not VPGI still maintains such plan, trust, arrangement, contract, agreement, policy or commitment) or (iii) under which any current director, Employee or agent of VPGI is a beneficiary as a result of his employment or affiliation with VPGI. VPGI has made available to Company a true, complete and correct copy of (1) each VPGI Employee Plan, VPGI Pension Plan and VPGI Welfare Plan, (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each VPGI Employee Plan, VPGI Pension Plan and VPGI Welfare Plan (if any such report was required by applicable law), (3) the most recent summary plan description (or similar document) for each VPGI Employee Plan, VPGI Pension Plan and VPGI Welfare Plan for which such a summary plan description is required by applicable law or was otherwise provided to plan participants or beneficiaries and (4) each trust agreement and insurance or annuity contract relating to any VPGI Employee Plan, VPGI Pension Plan and VPGI Welfare Plan. Each such Form 5500 and each such summary plan description (or similar document) was and is as of the date hereof true, complete and correct in all material respects, except for those forms and descriptions that would not reasonably be expected to have a Material Adverse Effect on the Business or properties of VPGI.

           (b) Except as disclosed on Schedule 3.14, with respect to any VPGI Employee, VPGI has no obligation to contribute to (or any other liability with respect to) any funded or unfunded VPGI Welfare Plan, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retirees or current, future or former VPGI Employees (including their dependents and spouses) except for limited continued medical benefit coverage for former VPGI Employees, their spouses and their other dependents as required to be provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and VPGI is in compliance in all material respects with the continued medical and other welfare benefit coverage requirements of COBRA and all other applicable laws.

           (c) Except as disclosed on Schedule 3.14, with respect to any VPGI Employee, VPGI does not maintain, contribute to or have any material liability under (or with respect to) any VPGI Pension Plan which is a tax qualified "defined benefit plan" (as defined in Section 3(35) of ERISA) or, except as disclosed in Schedule 3.14, a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), or, except as disclosed in
 Schedule 3.14, a non-qualified deferred compensation plan for certain highly compensated or management employees whether or not terminated. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each VPGI Employee Plan or are reflected as a liability on the books of VPGI and all contributions for any period ending on or before the Effective Date which are not yet due have been paid to each such VPGI Employee Plan or accrued in accordance with the past custom and practice of VPGI. All premiums or other payments for all periods ending on or before the Effective Time have been paid with respect to each such VPGI Employee Plan which is a VPGI Welfare Plan.

           (d) Except as disclosed on Schedule 3.14, VPGI has, with respect to all current and former VPGI Employee Plans (and all related trusts, insurance contracts and funds), at all times complied in all material respects with the applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable statutes, common law, regulations and regulatory pronouncements, or has, in the exercise of its reasonable judgment, determined that such statutes (including ERISA), common law, regulations and regulatory pronouncements were and are not applicable to VPGI. Except as disclosed on Schedule 3.14, VPGI has not engaged in nor is it bound to enter into, any transaction with respect to any VPGI Employee Plan which would subject VPGI to any material liability due to either a civil penalty assessed pursuant to Section 502(i) of ERISA or the tax or penalty on prohibited transactions imposed by
 Section 4975 of the Code. No actions, suits or claims with respect to the assets of any VPGI Employee Plan (and all related trusts, insurance contracts and funds), other than routine claims for benefits, are pending or threatened which could result in a Material Adverse Effect. Except as disclosed on Schedule 3.14, there are not now, nor have there been, any tax-qualified retirement plans sponsored or maintained by VPGI for VPGI Employees since January 1, 1975, nor are there any unfunded obligations with respect thereto. Except as disclosed on Schedule 3.14, with respect to any VPGI Employee, VPGI has no obligation to contribute to (or any other liability with respect to) any "multi-employer plan," as defined in the
 Multi-employer Pension Plan Amendments Act of 1980, and VPGI has not incurred any current or potential withdrawal or termination liability as a result of a complete or partial withdrawal from any multi-employer plan or the sale of the Purchased Assets. Except as disclosed on Schedule 3.14, each VPGI Employee Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under the requirements of Section 401(a) of the Code, the Internal Revenue Service has issued a determination letter to that effect, and such letter remains effective and has not been revoked. No unfulfilled obligation to contribute with respect to a VPGI Employee Plan exists with respect to any VPGI Employee Plan year, except as shown in the VPGI Financial Statements. Except as disclosed on Schedule 3.14, there is no agreement or promise, written or oral, of VPGI to the effect that any VPGI Employee Plan may not be terminated at VPGI's discretion at any time, subject to applicable law.
 Schedule 3.14 sets forth a list of all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans and retirement plans, employee stock options or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments, whether or not legally binding, including without limitation, holiday, vacation, Christmas and other bonus practices to which VPGI is a party or are bound or which relate to the operation of the Business with respect to VPGI Employees.

           (e) Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any Employee of VPGI or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or VPGI Employee Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(l) of the Code).

 3.15. Contracts and Agreements. VPGI is not and, to the best knowledge of VPGI, no other party thereto is in breach or default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a breach or default) under any of the Contracts, no party has repudiated any such Contract and has not waived any right under any of the Contracts. VPGI has not guaranteed any obligations of any other person or entity. VPGI has no unfulfilled obligations or commitments (written or oral) under the contracts with its customers for which payment has already been received, except in the normal course of business.

 3.16. Claims and Proceedings. There are no actions, suits, legal or administrative proceedings or investigations pending or, to the knowledge of VPGI, threatened, against or relating to VPGI, its officers, directors or employees, its properties, assets or business or the transactions contemplated by this Agreement, and neither VPGI nor Allen knows of, nor has any reason to be aware of, any basis for the same.

 3.17. Taxes. VPGI has duly and timely filed with the appropriate United States, state and local government agencies, and with the appropriate political subdivisions thereof, all Tax Returns (as hereinafter defined) required to be filed in respect of any Taxes (as hereinafter defined); such Tax Returns are materially true, accurate and complete; and VPGI has timely paid all Taxes which are due and payable. VPGI has made all withholding of Taxes required to be made under all applicable statutes and regulations and such withholdings have either been paid to the appropriate governmental agencies or set aside in accounts for such purposes or been accrued, reserved against and entered upon the appropriate books of VPGI. VPGI has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes. For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, use, transfer, license, payroll, franchise, social security and unemployment taxes imposed or required to be withheld by the United States, any state or local government, any foreign government or any subdivision or agency; and such term shall include any interest, penalties and additions to tax. For purposes of this Agreement, the term "Tax Return" shall mean any report, return, information return or other information required to be supplied to a taxing authority in connection with taxes. VPGI has made available to Company true and complete copies of all Tax Returns for all periods open under the applicable statute of limitations. VPGI is not required to make any adjustments under Section 481(a) of the Code by reason of a change of accounting method or otherwise. No consent under Section 341(f) of the Code has been filed with respect to VPGI. VPGI
 (i) has never been a member of an affiliated group filing a consolidated federal income tax return and (ii) have never been a member of any consolidated, combined or unitary group for state, local or foreign tax purposes. There is no material dispute or claim concerning any liability for Taxes of VPGI either raised or expected to be raised by any taxing authority.

 3.18. Personnel. All current and former (terminated within twelve (12) months of the date hereof) members of management, key personnel and consultants of VPGI have executed and delivered to VPGI a confidential information agreement restricting such person's right to disclose confidential information of VPGI. The employee relations of VPGI are good and there is no pending or, to the best knowledge of VPGI, threatened labor dispute or union organization campaign. As of the Effective Time, none of the employees of VPGI is represented by any labor union or organization. VPGI is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor practices.

 3.19. Business Relations.    VPGI  has  been  operationally  inactive  since
 December 2002.

 3.20. Accounts Receivable.  Intentionally omitted.

 3.21. Bank Accounts. VPGI has made available to Company a list of all banks or other financial institutions with which VPGI has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

 3.22. Agents. VPGI has not designated or appointed any person or other entity to act for it or on its behalf pursuant to any power of attorney or agency which is presently in effect.

 3.23. Warranties. There is no outstanding claim against VPGI for breach of product or service warranty to any customer. To the best knowledge of VPGI, no state of facts exists, and no event has occurred, which may form the basis of any present claim against VPGI for liability on account of any express or implied warranty to any third party in connection with products sold or services rendered by VPGI.

 3.24. Consultant Fees. Except for a consulting agreement with Founders Equity Group, Inc. and affiliates relating to fund raising for VPGI, VPGI has not engaged, and has incurred no liability to a consultant in connection with the origin, negotiation, execution, delivery, and performance of this Agreement and the transactions contemplated hereby.

 3.25. Interest in Competitors, Suppliers, Customers, Etc. No officer or director of VPGI or any affiliate of any such officer or director has any ownership interest in any competitor, supplier, or customer of VPGI (other than ownership of securities of a publicly-held corporation of which such person owns, or has real or contingent rights to own, less than one percent of any class of outstanding securities) or any property used in the operation of the business of VPGI other than the personal property assets owned by VPGI to be contributed as of the Closing.

 3.26. Indebtedness To and From Officers, Directors, and Employees. VPGI has no indebtedness to or from officers, directors, and employees of VPGI, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of the Business of VPGI and consistent with its past practices.

 3.27. Undisclosed Liabilities. Except as otherwise indicated in this Agreement and Schedules hereto, VPGI has no material liabilities (whether absolute, accrued, contingent or otherwise), of a nature required by GAAP applied on a consistent basis to be reflected on a corporate balance sheet or disclosed in the notes thereto.

 3.28. Environmental Matters. VPGI has conducted its Business and is in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental laws, regulations, orders, permits, licenses, approvals, ordinances and directives including the Clean Air Act, the Clean Water Act, the Resources Conservation and
 Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Occupational Health and Safety Act, the Toxic Substances Control Act and any similar state or local law (collectively, "Environmental Obligations") and all other federal, state or local regulations, except where failure to comply would not reasonably be expected to have a Material Adverse Effect on the Business or Properties of VPGI. No claim has been made by any governmental authority (and to the best of the knowledge of VPGI, no such claim is anticipated) to the effect that the Business conducted by VPGI failed to comply with any Environmental Obligation.

 3.29. Information Furnished. VPGI has made available to Company true and correct copies of all corporate records of VPGI and all agreements, documents, and other items listed on the Schedules to this Agreement or otherwise referred to in this Agreement and neither this Agreement, the Schedules hereto, nor any information, instrument, or document delivered to Company pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

 3.30. VPGI Shares. The VPGI Shares to be issued pursuant to the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The issuance of the VPGI Shares pursuant to the Merger will transfer valid title to such restricted Shares, free and clear of all liens, encumbrances and claims of every kind. The VPGI Shares will not be registered under the Act and are not eligible for resale under the Act unless an exemption to the Act is available.

 3.31. Section 368(a)(1)(A) and (a)(2)(E) Reorganization.

           (a) Immediately  after  the   Effective  Time,   VPGI  shall   own
 substantially all of the assets owned by the Company immediately prior to the Effective Time, within the meaning of Section 368(a)(1)(A) of the Code.

           (b) From and after the Effective Time, VPGI shall cause the Company to continue at least one significant business line of the Company, or to use at least one significant portion of the Company's historical business assets in a business, in each case to the extent necessary to comply with the continuity of business enterprise requirement set forth in Treasury Regulations Section 1.368-1(d).

                                  ARTICLE IV
                               OTHER AGREEMENTS

 4.1. Further Assurances. From time to time after the Merger, at the request of the Company or Buyers (as may be appropriate), without further consideration, each will execute and deliver to the other party such other instruments of conveyance, assignment, transfer and delivery and take such other action as Buyers or the Company may reasonably request in order to consummate the transactions contemplated hereby.

 4.2.  Pooling Treatment.   Neither party will  or will permit  any of  their
 affiliates to knowingly take any action that would jeopardize the Merger receiving pooling of interest treatment for tax purposes.

 4.3. Consents of Others. Prior to the Merger, both parties shall use their best efforts to obtain and to cause their respective party to obtain all authorizations, consents and permits required of the respective party to permit them to consummate the transactions contemplated by this Agreement.

 4.4. Parties' Efforts. Both parties shall use all reasonable efforts to cause all conditions for the Merger to be met.

                                  ARTICLE V
           CONDITIONS TO OBLIGATION OF PARTIES TO CONSUMMATE MERGER

 5.1.  Conditions to Buyers'  Obligations.   The obligations  of Buyer  under
 this Agreement to consummate the Merger are subject to the conditions that:

           (a) Covenants, Representations and Warranties. The Company shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by it prior to or at the Effective Time. The representations and warranties of the Company set forth in this Agreement shall be accurate in all material respects at and as of the Effective Time with the same force and effect as though made on and as of the Effective Time except for any changes resulting from activities or transactions which may have taken place after the date hereof and which are permitted or contemplated by the Agreement or which have been entered into in the ordinary course of business and except to the extent that any such representation and warranty is expressly made as of another specified date and, as to such representation or warranty, the same shall be true as of such specified date.

           (b)    Consents.    All  statutory  requirements  for  the   valid
 consummation by the Company of the transactions contemplated by this Agreement and the Merger shall have been fulfilled and all authorizations, consents and approvals, including those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation of the Merger shall have been obtained in form and substance reasonably satisfactory to Buyer. All approvals of the Board of Directors and shareholders of the Company necessary for the consummation of this Agreement, the Merger and the transactions contemplated hereby shall have been obtained.

           (c)  Documents  to be  Delivered by  the Company.   The  following
 documents shall be delivered at the Merger by the Company:

           (i) Third Party and Government Consents. The Company shall have delivered to Buyer (in form and substance reasonably acceptable to Buyer) any third party or government consents, approvals or waivers required or necessary to consummate the Merger.

           (ii) Merger Agreements. The Company shall have executed and delivered this Agreement, and the Company shall have executed and delivered all related merger agreements and Merger Filings, in form and substance satisfactory to Buyer.

 5.2.  Conditions to  the  Company's  Obligations.   The  obligation  of  the
 Company under this Agreement to consummate the Merger is subject to the conditions that:

           (a) Covenants, Representations and Warranties. Buyers shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with prior to the Effective Time. The representations and warranties of Buyers set forth in this Agreement shall be accurate in all material respects, at and as of the Effective Time, with the same force and effect as though made on and as of the Effective Time except for any changes resulting from activities or transactions which may have taken place after the date hereof and which are permitted or contemplated by the Agreement or which have been entered into in the ordinary course of business and except to the extent that such representations and warranties are expressly made as of another specified date and, as to such representations, the same shall be true as of such specified date.

           (b) Consents. All statutory requirements for the valid consummation by Buyers of the Merger and the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals, including those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation of the Merger and the transactions contemplated hereby shall have been obtained. All approvals of the Board of Directors and shareholders of Buyers necessary for the consummation of this Agreement, the Merger and the transactions contemplated hereby shall been obtained.

           (c) Documents to be Delivered by Buyers. Buyers shall, as soon as is practicable after the Effective Time, deliver any documentation required to evidence the Merger Consideration.

                                  ARTICLE VI
                               INDEMNIFICATION

 6.1. Indemnification. Each party agrees to indemnify and hold harmless the other party and each officer, director, and affiliate of the other party, including without limitation any successors (collectively, the "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding (collectively, the "Indemnifiable Costs"), which any of the Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of (A) any misrepresentation, breach or default of or under any of the covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith; (B) the assertion and final determination of any claim or liability against any of the Indemnified Parties by any person or entity based upon the facts which form the alleged basis for any litigation to the extent it should have been, but was not, reserved for on the financial statements of a party in accordance with generally accepted accounting principles; (C) the tortious acts or omissions to act prior to the Merger for which the party did not carry liability insurance for itself as the insured party, whether or not such acts or omissions to act result in a breach or violation of any representation or warranty.

 6.2. Defense of Claims. If any legal proceeding shall be instituted, or any claim or demand made, against any Indemnified Party in respect of which another party to this transaction (the "Liable Party") may be liable hereunder, such Indemnified Party shall give prompt written notice thereof to the Liable Party and the Liable Party shall have the right to defend, or cause its successor to defend, any litigation, action, suit, demand, or claim for which indemnification is being sought and such Indemnified Party shall extend reasonable cooperation in connection with such defense, which shall be entirely the Liable Party's expense. In the event Liable Party shall fail to defend the same within a reasonable length of time and upon written notice by Indemnified Parties to Liable Party , the Indemnified Parties shall be entitled to assume the defense thereof, and Liable Party shall repay the Indemnified Parties for all expenses reasonably incurred in connection with said defense (including reasonable attorneys' fees and settlement payments) if it is determined that such request for indemnification was proper. If Liable Party does not or cannot assume the defense of any litigation, action, suit, demand, or claim in accordance with either of the two preceding sentences, the Indemnified Parties shall have the absolute right to control the defense of and to settle, in their sole discretion and without the consent of Liable Party, such litigation, action, suit, demand, or claim, but Liable Party shall be entitled, at their own expense, to participate in such litigation, action, suit, demand, or claim.

 6.3. Tax Audits, Etc. In the event of an audit of a return of either party with respect to which an Indemnified Party might be entitled to indemnification pursuant to this Article VI, Liable Party shall have the right to control any and all such audits which may result in the assessment of additional Taxes against Liable Party and any and all subsequent proceedings in connection therewith, including appeals. Liable Party and Indemnified Party shall cooperate fully in all matters relating to any such audit or other Tax proceeding (including according access to all records pertaining thereto), and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith. If additional Taxes are payable by Indemnified Party as a result of any such audit or other proceeding, Liable Party shall promptly pay all Taxes, interest, and penalties (which become due as a result of any such audit) for Taxes accrued as of the Effective Date. Notwithstanding the foregoing, the Liable Party shall have the right to settle any suit, demand or claim for additional Taxes, provided that the Liable Party shall have shown, to the Indemnified Parties' reasonable satisfaction, the Liable Party's ability and commitment to pay the proposed settlement amount pursuant to and in compliance with such proposed settlement.

 6.4. Notice of Claim. Before any party may claim against any of the other parties under the indemnity provided in this Article VII, the party claiming that it is entitled to indemnification (the "Indemnitee") shall first serve written notice of any alleged breach, nonperformance, misrepresentation, omission or the like giving rise to the claim for indemnification, along with supporting documentation, and no action shall commence to enforce the indemnity if the other party cures the breach and compensates the Indemnitee for all such damages or other amounts due within 30 days after delivery of the written notice and supporting documentation. Prior to the arbitration of any such claims, the parties shall make a good faith effort to meet and resolve the dispute.

                                 ARTICLE VII
                                 TERMINATION

 7.1. Termination. This Agreement may be terminated at any time prior to the Merger only upon the following conditions:

           (a) Mutual Consent. Upon the mutual written consent of all parties hereto;

           (b) Litigation. By either party if an injunction or other order shall have been issued by a court or regulatory or administrative body of competent jurisdiction, or litigation or a governmental, regulatory or administrative proceeding shall be pending or threatened, which restrains or seeks to restrain or otherwise would make unlawful the consummation of the transactions contemplated by this Agreement;

           (c) Conditions to VPGI and VPGMC's Obligations. By VPGI or VPGMC if any of the conditions provided in this Agreement shall not have been satisfied, complied with or performed in any material respect on or before the Effective Time and VPGI shall not have waived in writing such failure of satisfaction, non-compliance or non-performance;

           (d) Conditions to the Company's Obligations. By the Company if any of the conditions provided in this Agreement shall not have been satisfied, complied with or performed in any material respect on or before the Effective Time and the Company shall not have waived in writing such failure of satisfaction, non-compliance or non-performance; or

           (e) Consummation of Merger. By VPGI if the Merger shall not have been consummated on or before November 15, 2004.

 7.2. Effect of Termination. Termination of this Agreement by a party pursuant to this Article VII shall not of itself result in any liability on such party or its respective representatives, directors, officers, shareholders or agents other than those costs directly associated with the proposed merger. In the event of termination of this Agreement, the proposed transactions contemplated hereunder shall terminate and each party hereto shall have no further obligation or liability hereunder, except as provided in any other agreement represented by a separate writing.

                                 ARTICLE VIII
                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

 8.1. Survival. Each statement, representation, warranty, indemnity, covenant and agreement made by either party in this Agreement and in any document, schedule, certificate or other instrument delivered by or on behalf of either party pursuant to this Agreement or in connection herewith shall be deemed the joint and several statement, representation, warranty, indemnity, covenant and agreement of that party. All statements, representations, warranties, indemnities, covenants and agreements made by the either party hereto shall survive the Merger for a period of three years; provided, however, that the representations and warranties made in Sections 2.14 and 3.14 hereof regarding Employee Benefits and Sections 2.17 and 3.17 hereof regarding Taxes shall survive until the expiration of the applicable statutes of limitations, and that the representations and warranties made in Sections 2.28 and 3.28 hereof regarding Environmental Matters shall survive for a period of four years following the Closing Date; provided, further, that the representations and warranties made in Sections 2.1 and 3.1 (Capitalization), Sections 2.2 and 3.2 (No Liens on Shares), Sections 2.4 and 3.4 (Due Organization) and Sections 2.6 and 3.6 (Due Authorization) shall survive indefinitely and claims relating thereto may be brought at any time following the Effective Time.

                                  ARTICLE IX
                                MISCELLANEOUS

 9.1. Modifications. Any amendment, change or modification of this Agreement shall be void unless in writing and signed by all parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

 9.2. Notices. Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been received (i) when actually received; (ii) when sent by facsimile, provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party; (iii) when mailed by certified mail, return receipt requested, upon deposit into an official depository of the U.S Postal service with proper postage affixed, or (iv) two business days after deposit with an internationally recognized overnight delivery service; in each case properly addressed to the party to receive the same at the address shown below. Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address as set forth herein:

 If to Company:
                  Venture Pacific Group, Inc.
                  P.O. Box 802808
                  Dallas, TX 75380
                  Attn: Patrick A. Custer
                  Phone:  (214) 263-3122
                  Fax:  (214) 853-5250

 If to VPGI:
                  VPGI Corp.
                  P.O. Box 802808
                  Dallas, TX 75380
                  Attn: Patrick A. Custer
                  Phone:  (214) 263-3122
                  Fax:  (214) 853-5250

 If to VPGMC:
                  VPG Merger Corporation
                  P.O. Box 802808
                  Dallas, TX 75380
                  Attn: Patrick A. Custer
                  Phone:  (214) 263-3122
                  Fax:  (214) 853-5250

 9.3. Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by facsimile signature, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

 9.4. Expenses. Except as otherwise provided herein, each of the parties hereto will bear all costs, charges and expenses incurred by such party in connection with this Agreement and the consummation of the transactions contemplated herein

 9.5. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of VPGI, VPGMC, and the Company, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by either party without the prior written consent of the other party.

 9.6. Entire and Sole Agreement. This Agreement and the other schedules and agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof, unless not in conflict with such other agreement.

 9.7.  Governing  Law.    This  Agreement  and  its  validity,  construction,
 enforcement, and interpretation shall be governed by the substantive laws of the State of Texas.

 9.8. Invalid Provisions. If any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

 9.9.  Transfer Taxes.  Intentionally omitted.

 9.10. Public Announcements. Except as may be otherwise required by law, no party hereto shall make any public announcement of the transactions contemplated hereby without the prior written consent of the other parties, which consent shall not be unreasonably withheld.

 9.11. Waiver. No failure or delay on the part of any party in exercising any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

 9.12. Headings. The descriptive section headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

 9.13. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any person.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date and year first above written.


 VENTURE PACIFIC GROUP, INC.

 By: /s/ Patrick A. Custer
     ------------------------------
     Patrick A. Custer
     Chief Executive Officer


 VPGI CORP.                                VPG MERGER CORPORATION

 By: /s/ Patrick A. Custer                 By: /s/ Patrick A. Custer
     ------------------------------            ------------------------------
     Patrick A. Custer                         Patrick A. Custer
     Chief Executive Officer                   Chief Executive Officer